Exhibit 3.1

CERTIFICATE OF FORMATION

OF

RFS HOLDING, LLC

1.	The name of the limited liability company (the “LLC”) is RFS Holding, LLC.

2.

The address of the registered office of the LLC in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle. The name of the registered agent of the LLC at such address is Corporation Service Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of the LLC this 19th day of December, 2002.

/s/ Howard L. Rosenberg
Howard L. Rosenberg
Authorized Person

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF
RFS Holding, LLC

1.	Name of Limited Liability Company: RFS Holding, LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:
The name of the limited liability company is hereby
amended from RFS Holding, LLC to RFS Holding, L.L.C.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 25th day of June, A.D. 2003.

By:	/s/ Melissa Hodes
Authorized Person(s)
Name:	/s/ Melissa Hodes
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